EXHIBIT 10.30

                        1998 DECLARATION OF AMENDMENT TO
                             1996 STOCK OPTION PLAN
                                   OF C3, INC.


            THIS DECLARATION OF AMENDMENT, made this 22nd day of November, 1998, by C3, INC., a North Carolina corporation (the "Corporation"), to the 1996 Stock Option Plan of C3, Inc. (as amended October 27, 1997) (the "Plan");

                                R E C I T A L S:

            It is deemed advisable to amend the Plan to (i) clarify the intention of the Board of Directors (as reflected in minutes of the Board dated November 15, 1996) that all options shall become fully exercisable in the event of a "change of control" of the Corporation (subject to the discretion of the Board not to accelerate options in limited circumstances); (ii) alter the permissible methods of payment of the option price upon exercise by deleting the reference in Section 6(c)(ii) to payment by withholding of shares of the Corporation's common stock, except in the event of a change of control of the Corporation; and (iii) to clarify in Section 14(b) and (c) those circumstances in which (A) amendment or termination of the Plan may be subject to optionee consent and (B) amendment of an option may be subject to delivery of a legal opinion.

            NOW, THEREFORE, IT IS DECLARED that the Plan shall be and hereby is amended, effective with respect to (i) all outstanding options, provided that the consent of the optionee is obtained in the event that such consent is required pursuant to the terms of the Plan, and (ii) all subsequent options which may be granted on or after the date hereof, as follows:

      1. Section 6(b) of the Plan shall hereby be deleted and the following shall be inserted in lieu thereof:

      "(b) An Option may be exercised by giving written notice of at least ten days to the Secretary of the Corporation at the Corporation's principal office. Such notice shall specify the number of shares to be purchased pursuant to an option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash; (ii) certified check; (iii) shares of common stock owned by the optionee at the time of exercise; (iv) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; or (v) a combination of the foregoing methods, as elected by the optionee. Notwithstanding the foregoing, in the event of a "change of control" of the Corporation (as such term is defined by Section 17(c) herein), then, in addition to the foregoing methods of exercise, payment may be made by the withholding of shares of Common Stock otherwise deliverable upon exercise. Shares tendered or withheld in payment upon the exercise of an option shall be valued at their fair market value on the date of exercise, as determined by the Board by applying the provisions of Paragraph 6(b)."


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      2. A new Section 17 shall hereby be added by inserting the following after
Section 16:

      "17.  CHANGE OF CONTROL

            (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control (as defined in Section 17(c) herein) all Options outstanding as of the date of such Change of Control shall become fully exercisable, whether or not then otherwise exercisable.

            (b) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Board may, in its sole and absolute discretion, determine that any or all Options granted pursuant to the Plan shall not become exercisable on an accelerated basis, if the board of directors of the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Options granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms as Options granted under the Plan), as in the opinion of the Board of Directors of the Corporation is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, two-thirds of the members of the Board of Directors of the Corporation shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related corporation.

            (c) For the purposes herein, a "Change of Control" shall be deemed to have occurred on the earliest of the following dates:

                  (i) The date any person or group of persons (as defined in
            Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of Corporation, becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities;

                  (ii) The date upon which, as a result of a tender offer or exchange offer for the purchase of securities of Corporation (other than such an offer by the Corporation for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any year period during such term constitute the Corporation's Board of Directors, plus new directors whose election by the Corporation's shareholders is approved by a vote of at least two-thirds of the outstanding voting shares of the Corporation, cease for any reason during such year period to constitute at least two-thirds of the members of such Board of Directors;

                  (iii) The date the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or entity

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            regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation;

                  (iv) The date the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

                  (v) The occurrence of any other event which the Corporation's
            Board of Directors determines should constitute a Change of Control."

      3. Section 14(b) and (c) of the Plan shall be deleted in their entirety and the following shall be inserted in lieu thereof:

      "(b) No outstanding option shall be adversely affected by a subsequent amendment or termination of the plan without the optionee's consent.

      (c) If an option is an incentive option, the option may not be amended without the opinion of legal counsel to the Corporation that such amendment will not constitute a "modification" within the meaning of
      Section 424 of the Code, if the Board determines that such an opinion is necessary."

            IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of C3, Inc. as the day and year first above written.

                                    C3, INC.


                                    By: /s/ Robert S. Thomas
                                        -------------------------------
                                        Robert S. Thomas
                                        President


ATTEST:

/s/ Mark W. Hahn
_________________________________
Mark W. Hahn
Secretary

[Corporate Seal]
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